                                   EXHIBIT B

              TRANSACTIONS IN THE STOCK BY THE REPORTING PERSONS
              --------------------------------------------------
                          DURING THE PAST SIXTY DAYS
                          --------------------------


Settlement                  For the                 Price per
  Date           By        Account of    Quantity     Share     Type of Trade   Broker
----------   -----------   ----------    --------   ---------   -------------   ------
  06/25/97   Partners      BVF              1,000    $17.5000   Purchase        NB
--------------------------------------------------------------------------------------
  06/27/97   Partners      BVF              2,000    $21.1250   Purchase        INET
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  07/29/97   Partners      BVF             53,000    $20.1250   Purchase        GROW
--------------------------------------------------------------------------------------
  07/29/97   Partners      ILL10            8,500    $20.1250   Purchase        GROW
--------------------------------------------------------------------------------------
  07/29/97   Partners      PAL              4,700    $20.1250   Purchase        GROW
--------------------------------------------------------------------------------------
  07/29/97   Partners      ZPG              4,000    $20.1250   Purchase        GROW
--------------------------------------------------------------------------------------
  07/29/97   Partners      BVF, Ltd.       29,900    $20.1250   Purchase        GROW
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  08/25/97   Partners      BVF             10,000    $19.7500   Purchase        GROW
--------------------------------------------------------------------------------------
  08/25/97   Partners      ILL10            3,000    $19.6250   Purchase        INET
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  08/25/97   Partners      PAL              3,000    $19.6250   Purchase        INET
--------------------------------------------------------------------------------------
  08/25/97   Partners      ZPG              2,000    $19.6250   Purchase        INET
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  08/25/97   Partners      BVF, Ltd.       11,600    $19.6250   Purchase        INET
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  08/26/97   Partners      BVF              2,000    $19.7175   Purchase        PFTC
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  08/26/97   Partners      BVF, Ltd.        1,300    $19.7175   Purchase        PFTC
--------------------------------------------------------------------------------------

     INET    =   Instinet
     GROW    =   Pacific Growth Inc.
     NB      =   No Broker
     PFTC    =   Preferred Technologies